EXHIBIT 99.1
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INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholder
StairMaster Sports/Medical Products, Inc.
Kirkland, Washington


We have audited the accompanying consolidated balance sheets of StairMaster Sports/Medical Products, Inc. and subsidiaries (the "Company") as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholder's equity and comprehensive loss, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 8, the Company has filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

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The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 1, the Company's recurring losses from operations, negative working capital, and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in
Note 1. The financial statements do not include adjustments that might result from the outcome of this uncertainty.



DELOITTE & TOUCHE LLP

Seattle, Washington

April 2, 2001 (March 26, 2002, as to Notes 1, 3, and 8)





























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